Exhibit 99.1

Penn Virginia Reports Second Quarter 2018 Results and Provides Operational Update

— Increased Production 39 Percent over First Quarter —

— Raises Area 2 North EUR —

HOUSTON, August 7, 2018 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the second quarter 2018.

Significant Operational and Financial Highlights

•	Produced 22,200 barrels of oil equivalent per day (“BOEPD”) (74% oil) for the second quarter of 2018, exceeding midpoint of production guidance;

•	Raised Area 2 North estimated ultimate recovery (“EUR”) by eight percent;

•	Improved direct operating expense guidance by approximately $1.00 per barrel of oil equivalent (“BOE”);

•	Completed the Company’s longest Extended Reach Lateral (“XRL”) drilled to date – the Hawn Holt 19H well with a lateral length of over 11,100 feet;

•	Closed the sale of the Company’s Oklahoma assets in July 2018, finalizing the Company’s transition to a pure-play Eagle Ford operator;

•	Recorded net loss of $2.5 million, or $0.17 per diluted share, for the second quarter of 2018; Adjusted net income(1) was $37.4 million, or $2.46 per diluted share, for the second quarter of 2018;

•	Generated Adjusted EBITDAX(2) of $75.7 million for second quarter of 2018;

•	Realized cash operating margin(3) per BOE of $43.39 for the second quarter of 2018 with an aggregate realized price of $55.02 per BOE and adjusted direct operating expenses(4) per BOE of $11.63; and

•	Achieved a new Company record low lease operating expense (“LOE”)—$4.32 per BOE for the second quarter of 2018.

Management Quote

“Our second quarter results represent another outstanding achievement for Penn Virginia,” said John A. Brooks, President and Chief Executive Officer of Penn Virginia. “We grew production 39 percent from the first quarter of 2018, posted record low LOE, recorded strong realized cash margins and increased quarterly Adjusted EBITDAX by approximately 50%.”

Mr. Brooks added, “Looking ahead toward the end of the year, we expect to grow production by an additional 30% over our second quarter 2018 production. Penn Virginia is well on its way to accomplishing our stated goal of growing production by more than 120% for 2018 after adjusting for our recent Oklahoma asset sale(6). Given our continued success in Area 2 North we are raising our EUR and redirecting our drilling to this high return area. Additionally, with our proven success in drilling longer laterals, we plan to spud 20 XRLs during the second half of the year. With this shift in drilling activity to Area 2 and the general higher cost environment facing the industry, we anticipate a higher capital program for 2018 of between $390 and $410 million. We still expect to spend within cash flow during the fourth quarter and generate a leverage ratio of 1.5x or lower by year-end. This will position us for a strong growth profile going into 2019.”

Second Quarter 2018 Operating Results

Total production in the second quarter of 2018 increased 39% from the first quarter of 2018, to approximately 2.0 million BOE, or 22,200 BOEPD (74% oil). Oil production grew 33% over first quarter of 2018 levels to 16,465 barrels of oil per day.

Penn Virginia drilled and turned to sales 20 gross (16.9 net) wells during the second quarter of 2018, all in the Eagle Ford. The Company currently has three rigs active with two completion spreads, one of which operates on a pad-by-pad basis.

The Company turned to sales seven pads in the second quarter of 2018, three of which were in Area 2. Descriptions of pads turned to sales in Area 2 are highlighted in the table below.

Pad Name	Working Interest	30-Day IP (BOEPD)	Average Lateral Length – Feet	Percent Oil
Schacherl-Effenberger – 2 wells	71%	2,117	6,050	89%
Lott – 3 wells	100%	2,958	6,876	90%
Medina – 3 wells	100%	3,827	6,135	65%

The Company recently turned to sales the two-well Hawn Holt pad. This pad includes the Hawn Holt 19H which is the Company’s longest lateral drilled to date at over 11,100 feet.

In Area 2 North, optimized completions along with a conservative choke management protocol have improved early life well performance and the Company is increasing its Area 2 EURs by approximately 8%.

As of August 3, 2018, the Company had 97,900 gross (84,060 net) acres pro forma for the sale of the Company’s Oklahoma assets. Approximately 92% of Penn Virginia’s acreage is held by production. During the first six months of 2018, the Company has either leased or renewed approximately 3,788 gross (3,574 net) acres.

Second Quarter 2018 Financial Results

Direct operating expenses, which consist of LOE, gathering, processing and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $23.5 million, or $11.66 per BOE, in the second quarter of 2018, as compared to $19.6 million, or $13.52 per BOE, in the first quarter of 2018. Total G&A expenses for the second quarter of 2018 were $2.63 per BOE, which include $0.9 million of non-cash share-based compensation and $0.1 million associated with non-recurring transaction costs. For the second quarter of 2018, Adjusted cash G&A(5) which excludes those items was $2.17 per BOE, compared to $2.90 per BOE in the first quarter of 2018. Adjusted direct operating expenses(4) per BOE, excluding the aforementioned non-cash and non-recurring G&A items were $11.63 for the second quarter of 2018, compared to $13.05 per BOE in the previous quarter. For the second quarter 2018, LOE was $4.32 per BOE, a decrease of almost 14% from the first quarter of 2018.

Net loss for the second quarter of 2018 was $2.5 million, or $0.17 per diluted share, compared to net income of $10.3 million, or $0.68 per diluted share, in the first quarter of 2018. Adjusted net income(1) was $37.4 million, or $2.46 per diluted share in the second quarter of 2018, versus $22.3 million, or $1.48 per diluted share in the first quarter of 2018.

Adjusted EBITDAX(2) was $75.7 million in the second quarter of 2018, approximately 50% increase over first quarter 2018.

Hedging Update

Penn Virginia enters into oil hedges on a portion of its production to help mitigate commodity price risk.

The table below sets forth Penn Virginia’s current oil hedge positions:

	WTI – Oil Volumes (Barrels Per Day)	WTI – Average Swap Price ($/barrel)	LLS – Oil Volumes (Barrels Per Day)	LLS – Average Swap Price ($/barrel)	Percent of Oil Production Hedged (6)
Q3-Q4 2018	10,455	$57.05	6,000	$65.27	79%
2019	6,415	$54.48	5,000	$59.17	—
2020	6,000	$54.09	—	—	—

Balance Sheet and Liquidity

During the second quarter of 2018, the Company incurred $125.0 million of capital expenditures (excluding acquisitions), of which 97% was associated with drilling and completion activities.

As of June 30, 2018, Penn Virginia had $243.5 million outstanding on its credit facility and liquidity of $107.2 million. As of August 4, 2018, the Company had outstanding borrowings of $267.5 million on its credit facility and liquidity of $81.1 million.

The Company is committed to maintaining financial discipline and a strong balance sheet with a targeted net debt to adjusted EBITDAX ratio of 1.5x or below. Penn Virginia believes it will achieve its leverage target by the end of 2018 and spend within cash flow by the fourth quarter of 2018. As of June 30, 2018, the Company’s net debt to adjusted EBITDAX ratio was approximately 2.2x, pro forma for acquisitions and divestitures.

2018 Capital Plans

Penn Virginia has increased its 2018 capital expenditures estimates to between $390 million and $410 million for 2018. Drilling and completion capital is estimated to be 96% of total capital expenditures. The revised capital plan provides for turning in line approximately 55 gross wells (47 net wells) in 2018. The Company will prioritize drilling in Area 2 and anticipates turning in line 35 wells in Area 2 and 20 wells in Area 1. This is 13 additional wells in Area 2 to be turned in line in 2018 compared with the original plan of development. The Company will also emphasize drilling XRLs with 20 wells planned for the second half of the year. The Company anticipates the average treatable lateral length per well will increase to more than 7,500 feet in the second half of 2018 from approximately 6,500 feet in the first half of 2018, an increase of approximately 15%. The benefits realized from the change in the plan of development and increase in the 2018 capital plan are expected to occur primarily in 2019.

Guidance

The table below sets forth the Company’s guidance for 2018 (pro forma for Oklahoma assets sale):

	Previous	Current (pro forma for Oklahoma asset sale)
Production (BOEPD)			% oil
Third Quarter		23,500 –24,500	75%
Fourth Quarter		28,500 – 30,500	75%
Full Year	22,000 – 25,000	22,000 – 24,000	75%

Realized Price Differentials
Oil (off WTI, per barrel)		$0.00 – $1.00
Natural gas (off Henry Hub, per MMBtu)		$0.10 – $0.20

Direct Operating Expenses
Lease operating expense (per BOE)	$4.50 – $5.00	$4.25 – $4.75
GPT expense (per BOE)	$2.75 – $3.00	$2.25 – $2.75
Ad valorem and production taxes (percent of product revenue)	5.5% – 6.0%	5.0% – 5.5%
Cash G&A expense (per BOE)		$2.00 – $2.50

Capital Expenditures (millions)	$320 – $360	$390 – $410

Oklahoma Sale

On July 31, 2018, Penn Virginia closed the sale of the Company’s assets in Oklahoma to a third party for a base sales price of $6 million, subject to customary purchase price adjustments. Production related to the Oklahoma assets in the second quarter 2018 was approximately 68,000 BOE (749 BOEPD), and for the six months ended June 30, 2018 was approximately 138,000 BOE (762 BOEPD).

Evaluation of Strategic Alternatives

On July 23, 2018, Penn Virginia Corporation announced that it intends to evaluate a range of strategic alternatives to enhance shareholder value, including without limitation, a corporate sale, merger or other business combination, one or more strategic acquisitions, or other transactions.

There is no assurance that the evaluation process will result in a transaction. The Company has not set a timetable for the evaluation process, and Penn Virginia does not intend to disclose or comment on developments related to its evaluation unless the Company has determined that further disclosure is appropriate or required by law.

Second Quarter 2018 Conference Call

A conference call and webcast discussing second quarter 2018 financial and operational results is scheduled for Wednesday, August 8, 2018 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (877) 316-5288 (international: (734) 385-4977) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from August 8, 2018 through August 15, 2018 by dialing (855) 859-2056 (international (404) 537-3406) and entering the pass code 4794718.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, operating in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Cautionary Statements Regarding Reserves

The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas and NGLs, current indications of supply and demand for oil, well results and operating costs. IP-24 and IP-30 production rates might not be indicative of production over longer periods in the life of the well. EUR represents current estimates based on available information, speak only as of the date of publication and are subject to change. EUR does not represent guarantees of area well performance. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “guidance,” “projects,” “estimates,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “will”, “target” and variations of such words or similar expressions in this press release to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this press release that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; any decline in and volatility of commodity prices for oil, NGLs, and natural gas; our anticipated production and development results; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; drilling and operating risks; concentration of assets; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; costs or results of any strategic initiatives; environmental obligations, results of new drilling activities, locations and methods, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements, and counterparty risk related to the ability of parties to these arrangements to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events and hurricanes; our ability to retain or attract senior management and key employees; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; litigation that impacts us, our assets or our midstream service providers; uncertainties relating to general domestic and international economic and political conditions; the impact of our review of strategic alternatives; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this release speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

(1)

Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)

Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)

Realized cash operating margin per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)

Adjusted direct operating expenses per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(5)

Adjusted Cash G&A is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(6)	Assumes mid-point of guidance.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and SELECTED OPERATING STATISTICS - unaudited

(in thousands, except per share, production and price data)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues
Crude oil	$101,716	$71,258	$32,351	$172,974	$62,424
Natural gas liquids (NGLs) (1)	5,533	2,946	2,043	8,479	4,345
Natural gas	3,912	2,790	1,880	6,702	4,223

Total product revenues	111,161	76,994	36,274	188,155	70,992
Gain (loss) on sales of assets, net	4	75	(134)	79	(69)
Other revenues, net	415	142	142	557	345

Total revenues	111,580	77,211	36,282	188,791	71,268
Operating expenses
Lease operating	8,730	7,296	5,370	16,026	10,286
Gathering, processing and transportation (1)	4,574	3,359	2,555	7,933	5,106
Production and ad valorem taxes	5,795	4,092	2,119	9,887	4,098
General and administrative	4,447	4,895	2,854	9,342	6,115

Total direct operating expenses	23,546	19,642	12,898	43,188	25,605
Share-based compensation - equity classified awards	875	1,576	848	2,451	1,694
Depreciation, depletion and amortization	31,273	22,081	11,076	53,354	20,886

Total operating expenses	55,694	43,299	24,822	98,993	48,185

Operating income	55,886	33,912	11,460	89,798	23,083
Other income (expense)
Interest expense, net	(6,150)	(4,601)	(1,274)	(10,751)	(1,812)
Derivatives	(52,241)	(18,795)	11,061	(71,036)	28,077
Other, net	(16)	(58)	82	(74)	62

Income (loss) before income taxes	(2,521)	10,458	21,329	7,937	49,410
Income tax expense	—	(163)	—	(163)	—

Net income (loss)	$(2,521)	$10,295	$21,329	$7,774	$49,410

Net income (loss) per share:
Basic	$(0.17)	$0.68	$1.42	$0.52	$3.30
Diluted	$(0.17)	$0.68	$1.42	$0.51	$3.27

Weighted average shares outstanding:
Basic	15,058	15,042	14,992	15,050	14,992
Diluted	15,058	15,081	15,050	15,171	15,097

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Production
Crude oil (MBbls)	1,498	1,127	685	2,625	1,293
NGLs (MBbls)	269	164	131	434	250
Natural gas (MMcf)	1,515	971	653	2,486	1,418
Total (MBOE)	2,020	1,453	925	3,473	1,779
Average daily production (BOEPD)	22,200	16,145	10,159	19,189	9,829

Prices
Crude oil ($ per Bbl)	$67.89	$63.23	$47.25	$65.89	$48.29
NGLs ($ per Bbl) (1)	$20.54	$17.94	$15.59	$19.56	$17.38
Natural gas ($ per Mcf)	$2.58	$2.87	$2.88	$2.70	$2.98
Aggregate ($ per BOE)	$55.02	$52.99	$39.24	$54.17	$39.90

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$59.61	$56.51	$46.57	$58.28	$46.39
NGLs ($ per Bbl) (1)	$20.54	$17.94	$15.59	$19.56	$17.38
Natural gas ($ per Mcf)	$2.58	$2.87	$2.88	$2.70	$2.98
Aggregate ($ per BOE)	$48.89	$47.77	$38.73	$48.42	$38.52

(1)	NGL revenues for the periods in 2018 are presented net of processing costs. Such costs are included in Gathering, processing and transportation expense in the periods ended in 2017.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets	$88,320	$87,088
Net property and equipment	791,624	529,059
Other assets	7,790	13,450

Total assets	$887,734	$629,597

Liabilities and shareholders’ equity
Current liabilities	$191,239	$123,958
Other liabilities	35,059	18,733
Total long-term debt, net	432,824	265,267
Total shareholders’ equity	228,612	221,639

Total liabilities and shareholders’ equity	$887,734	$629,597

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Cash flows from operating activities
Net income (loss)	$(2,521)	$10,295	$21,329	$7,774	$49,410
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	31,273	22,081	11,076	53,354	20,886
Derivative contracts:
Net losses (gains)	52,241	18,795	(11,061)	71,036	(28,077)
Cash settlements, net	(12,401)	(7,576)	(466)	(19,977)	(2,458)
Deferred income tax expense	—	163	—	163	—
(Gain) loss on sales of assets, net	(4)	(75)	134	(79)	69
Non-cash interest expense	848	796	800	1,644	988
Share-based compensation (equity-classified)	875	1,576	848	2,451	1,694
Other, net	13	13	20	26	38
Changes in operating assets and liabilities	11,412	(7,386)	4,195	4,026	(6,533)

Net cash provided by operating activities	81,736	38,682	26,875	120,418	36,017

Cash flows from investing activities
Acquisitions, net	(3,497)	(83,338)	—	(86,835)	—
Capital expenditures	(123,511)	(77,839)	(25,842)	(201,350)	(43,583)
Proceeds from sales of assets, net	974	1,551	—	2,525	—

Net cash used in investing activities	(126,034)	(159,626)	(25,842)	(285,660)	(43,583)

Cash flows from financing activities
Proceeds from credit facility borrowings	48,500	118,000	7,000	166,500	14,000
Repayment of credit facility borrowings	—	—	—	—	(2,000)
Debt issuance costs paid	—	(754)	(1,090)	(754)	(1,090)
Proceeds received from rights offering, net	—	—	55	—	55
Other, net	—	—	(25)	—	(55)

Net cash provided by financing activities	48,500	117,246	5,940	165,746	10,910

Net increase (decrease) in cash and cash equivalents	4,202	(3,698)	6,973	504	3,344
Cash and cash equivalents - beginning of period	7,319	11,017	3,132	11,017	6,761

Cash and cash equivalents - end of period	$11,521	$7,319	$10,105	$11,521	$10,105

PENN VIRGINIA CORPORATION

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands, except per unit amounts)

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”

Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition and divestiture transaction costs, executive retirement costs and restructuring expenses. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(in thousands, except per share amounts)
Net income (loss)	$(2,521)	$10,295	$21,329	$7,774	$49,410
Adjustments for derivatives:
Net losses (gains)	52,241	18,795	(11,061)	71,036	(28,077)
Cash settlements, net	(12,401)	(7,576)	(466)	(19,977)	(2,458)
(Gain) loss on sales of assets, net	(4)	(75)	134	(79)	69
Acquisition and divestiture transaction costs	56	431	—	487	—
Executive retirement costs	—	250	—	250	—
Restructuring expenses	—	—	—	—	(20)
Impact of adjustment on income taxes	—	163	—	163	—

Adjusted net income	$37,371	$22,283	$9,936	$59,654	$18,924

Net income (loss), per diluted share	$(0.17)	$0.68	$1.42	$0.51	$3.27

Adjusted net income, per diluted share	$2.46	$1.48	$0.66	$3.93	$1.25

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income (loss) before interest expense, income tax expense, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition and divestiture transaction costs, executive retirement costs and restructuring expenses. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia's results as reported under GAAP.

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(in thousands, except per unit amounts)
Net income (loss)	$(2,521)	$10,295	$21,329	$7,774	$49,410
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	6,150	4,601	1,274	10,751	1,812
Income tax expense	—	163	—	163	—
Depreciation, depletion and amortization	31,273	22,081	11,076	53,354	20,886
Share-based compensation expense (equity-classified)	875	1,576	848	2,451	1,694
(Gain) loss on sales of assets, net	(4)	(75)	134	(79)	69
Adjustments for derivatives:
Net losses (gains)	52,241	18,795	(11,061)	71,036	(28,077)
Cash settlements, net	(12,401)	(7,576)	(466)	(19,977)	(2,458)
Adjustment for special items:
Acquisition and divestiture transaction costs	56	431	—	487	—
Executive retirement costs	—	250	—	250	—
Restructuring expenses	—	—	—	—	(20)

Adjusted EBITDAX	$75,669	$50,541	$23,134	$126,210	$43,316

Adjusted EBITDAX per BOE	$37.46	$34.78	$25.02	$36.34	$24.35

Reconciliation of GAAP “Income (loss) before income taxes” to Non-GAAP “Realized cash operating margin and cash operating margin per BOE”

Realized cash operating margin and realized cash operating margin per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses, certain non-operating items and non-cash expenses. We believe that the non-GAAP measure of realized cash operating margin per BOE is useful to investors because it provides readers with a meaningful measure of our operating profitability and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(in thousands, except per unit amounts)
Income (loss) before income taxes	$(2,521)	$10,458	$21,329	$7,937	$49,410
Plus:
Interest expense, net	6,150	4,601	1,274	10,751	1,812
Derivatives	52,241	18,795	(11,061)	71,036	(28,077)
Other, net	16	58	(82)	74	(62)
Share-based compensation - equity classified awards	875	1,576	848	2,451	1,694
Acquisition and divestiture transaction costs	56	431	—	487	—
Executive retirement costs	—	250	—	250	—
Restructuring expenses	—	—	—	—	(20)
Depreciation, depletion and amortization	31,273	22,081	11,076	53,354	20,886
Less:
(Gain) loss on sales of assets, net	(4)	(75)	134	(79)	69
Other revenues, net	(415)	(142)	(142)	(557)	(345)

Non-GAAP Realized cash operating margin	$87,671	$58,033	$23,376	$145,704	$45,367

Non-GAAP Realized cash operating margin per BOE	$43.39	$39.94	$25.28	$41.95	$25.50

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”

Adjusted total direct operating expenses and adjusted total direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(in thousands, except per unit amounts)
Operating expenses	$55,694	$43,299	$24,822	$98,993	$48,185
Less:
Share-based compensation - equity-classified awards	(875)	(1,576)	(848)	(2,451)	(1,694)
Depreciation, depletion and amortization	(31,273)	(22,081)	(11,076)	(53,354)	(20,886)
Significant special charges:
Acquisition and divestiture transaction costs	(56)	(431)	—	(487)	—
Executive retirement costs	—	(250)	—	(250)	—
Restructuring expenses	—	—	—	—	20

Non-GAAP Adjusted direct operating expenses	$23,490	$18,961	$12,898	$42,451	$25,625

Non-GAAP Adjusted direct operating expenses per BOE	$11.63	$13.05	$13.95	$12.22	$14.40

Reconciliation of GAAP “General administrative expenses” to Non-GAAP “Adjusted cash-based general and administrative expenses”

Adjusted cash-based general and administrative expense (“Adjusted cash G&A”) is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$4,447	$4,895	$2,854	$9,342	$6,115
Share-based compensation - equity-classified awards	875	1,576	848	2,451	1,694

GAAP General and administrative expenses	5,322	6,471	3,702	11,793	7,809
Less: Share-based compensation - equity-classified awards	(875)	(1,576)	(848)	(2,451)	(1,694)
Significant special charges:
Acquisition and divestiture transaction costs	(56)	(431)	—	(487)	—
Executive retirement costs	—	(250)	—	(250)	—
Restructuring expenses	—	—	—	—	20

Adjusted cash-based general and administrative expenses	$4,391	$4,214	$2,854	$8,605	$6,135

GAAP General and administrative expenses per BOE	$2.63	$4.45	$4.00	$3.40	$4.39

Adjusted cash-based general and administrative expenses per BOE	$2.17	$2.90	$3.09	$2.48	$3.45